Exhibit 99.1

Steve Madden Announces First Quarter 2022 Results

~ Records Highest Quarterly Earnings in History ~

~ Raises Fiscal 2022 Guidance ~

LONG ISLAND CITY, N.Y., April 27, 2022 — Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the first quarter ended March 31, 2022.

Amounts referred to as “Adjusted” exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

First Quarter 2022 Review

•	Revenue increased 55.0% to $559.7 million compared to $361.0 million in the same period of 2021.
•	Gross profit as a percentage of revenue increased to 40.7% compared to 38.5% in the same period of 2021.
•	Operating expenses as a percentage of revenue decreased to 23.2% compared to 30.6% in the same period of 2021. Adjusted operating expenses as a percentage of revenue were 23.8% compared to 28.7% in the first of quarter 2021.
•	Income from operations totaled $97.9 million, or 17.5% of revenue, compared to $28.0 million, or 7.8% of revenue, in the same period of 2021. Adjusted income from operations totaled $94.4 million, or 16.9% of revenue, compared to $35.6 million, or 9.9% of revenue, in the first quarter of 2021.
•	Net income attributable to Steven Madden, Ltd. was $74.5 million, or $0.94 per diluted share, compared to $21.2 million, or $0.26 per diluted share, in the same period of 2021. Adjusted net income attributable to Steven Madden, Ltd. was $73.4 million, or $0.92 per diluted share, compared to $26.9 million, or $0.33 per diluted share, in the first quarter of 2021.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We got off to an outstanding start to the year, delivering the highest quarterly earnings in our history in the first quarter. The trend-right product assortments created by Steve and our design teams drove robust consumer demand for our brands and strong performance across channels, product categories and geographies. These results reflect our team’s disciplined execution of our strategic initiatives, and we are confident that the strength of our team and strategy will enable us to drive sustainable growth for years to come.”

First Quarter 2022 Segment Results

Revenue for the wholesale business was $449.0 million, a 54.1% increase compared to first quarter of 2021, with a 59.9% increase in wholesale footwear and a 37.1% increase in wholesale accessories/apparel. Gross profit as a percentage of wholesale revenue increased to 35.2% compared to 32.3% in the first quarter of 2021.

Direct-to-consumer revenue was $108.3 million, a 60.5% increase compared to the first quarter of 2021. Gross profit as a percentage of direct-to-consumer revenue was 62.3% compared to 63.5% in the first quarter of 2021.

The Company ended the quarter with 213 brick-and-mortar retail stores and 6 e-commerce websites, as well as 19 company-operated concessions in international markets.

Balance Sheet and Cash Flow

As of March 31, 2022, cash, cash equivalents and short-term investments totaled $180.2 million.

During the first quarter of 2022, the Company repurchased approximately $42.4 million of the Company’s common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on June 24, 2022 to stockholders of record as of the close of business on June 13, 2022.

Updated Fiscal 2022 Outlook

The Company is raising its fiscal 2022 guidance. For fiscal 2022, the Company now expects revenue will increase 13% to 16% over fiscal 2021. The Company now expects diluted EPS will be in the range of $2.87 to $2.97. The Company now expects Adjusted diluted EPS will be in the range of $2.90 to $3.00.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, April 27, 2022, at 8:30 a.m. Eastern Time, which will include a discussion of the Company's first quarter 2022 earnings results and an update to the fiscal year outlook. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also operates retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, eyewear, sunglasses, hosiery, jewelry, watches, hair accessories, swimwear, fragrance, luggage, bedding and bath products as well as other select product categories. For local store information and the latest Steve Madden boots, booties, dress shoes, fashion sneakers, sandals, slippers and more, please visit www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or the ongoing COVID-19 pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net sales	$557,344	$358,901
Commission and licensing fee income	2,390	2,124
Total revenue	559,734	361,025
Cost of sales	331,836	221,921
Gross profit	227,898	139,104
Operating expenses	130,002	110,448
Impairment of fixed assets and lease right-of-use assets	—	612
Income from operations	97,896	28,044
Interest and other income/(expense) – net	57	(37)
Income before provision for income taxes	97,953	28,007
Provision for income taxes	23,360	5,676
Net income	74,593	22,331
Less: net income attributable to noncontrolling interest	80	1,134
Net income attributable to Steven Madden, Ltd.	$74,513	$21,197

Basic net income per share	$0.96	$0.27

Diluted net income per share	$0.94	$0.26

Basic weighted average common shares outstanding	77,251	79,038

Diluted weighted average common shares outstanding	79,663	81,889

Cash dividends declared per common share	$0.21	$0.15

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	March 31, 2022	December 31, 2021	March 31, 2021
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$170,347	$219,499	$233,202
Short-term investments	9,897	44,037	39,788
Accounts receivable, net of allowances	39,418	26,546	34,722
Factor accounts receivable	390,163	364,982	285,162
Inventories	233,380	255,213	106,561
Prepaid expenses and other current assets	21,225	20,845	16,667
Income tax receivable and prepaid income taxes	3,673	13,538	18,429
Total current assets	868,103	944,660	734,531
Note receivable – related party	696	794	1,081
Property and equipment, net	36,436	35,790	40,458
Operating lease right-of-use asset	83,994	85,449	99,510
Deposits and other	4,304	4,180	5,216
Deferred taxes	6,254	4,581	5,414
Goodwill – net	168,409	167,995	167,979
Intangibles – net	110,330	112,093	114,754
Total Assets	$1,278,526	$1,355,542	$1,168,943

LIABILITIES
Current liabilities:
Accounts payable	$121,428	$136,766	$99,007
Accrued expenses	162,232	243,163	120,253
Operating leases – current portion	31,615	30,759	33,359
Income taxes payable	23,195	4,522	—
Contingent payment liability – current portion	2,050	5,109	113
Accrued incentive compensation	4,740	14,871	3,761
Total current liabilities	345,260	435,190	256,493
Contingent payment liability – long term portion	—	6,960	564
Operating leases – long-term portion	75,553	80,072	96,246
Deferred tax liabilities	3,378	3,378	2,767
Other liabilities	10,928	9,404	12,105
Total Liabilities	435,119	535,004	368,175

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	835,215	812,098	787,528
Noncontrolling interest	8,192	8,440	13,240
Total stockholders’ equity	843,407	820,538	800,768
Total Liabilities and Stockholders’ Equity	$1,278,526	$1,355,542	$1,168,943

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net income	$74,593	$22,331
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5,980	5,539
Depreciation and amortization	5,223	4,028
Loss on disposal of fixed assets	208	222
Impairment of lease right-of-use asset and fixed assets	—	612
Deferred taxes	(1,673)	206
Accrued interest on note receivable - related party	(4)	(6)
Notes receivable - related party	102	102
Change in valuation of contingent payment liabilities	(4,910)	470
Recovery of receivables, related to the Payless ShoeSource bankruptcy	—	(919)
Changes, net of acquisitions, in:
Accounts receivable	(12,872)	(8,759)
Factor accounts receivable	(25,181)	(32,491)
Inventories	21,833	(5,141)
Prepaid expenses, income tax receivables, prepaid taxes, and other current assets	9,802	(3,319)
Accounts payable and accrued expenses	(80,642)	22,097
Accrued incentive compensation	(10,131)	(112)
Leases and other liabilities	(1,774)	182
Net cash (used in)/provided by operating activities	(19,446)	5,042

Cash flows from investing activities:
Capital expenditures	(3,596)	(1,598)
Purchase of a trademark	(2,000)	—
Purchases of short-term investments	(9,668)	(2,054)
Maturity/sale of short-term investments	44,488	2,036
Net cash provided by/(used in) investing activities	29,224	(1,616)

Cash flows from financing activities:
Proceeds from exercise of stock options	275	1,554
Distribution of noncontrolling interest earnings	—	(1,363)
Common stock purchased for treasury	(42,399)	(5,558)
Cash dividends paid on common stock	(16,774)	(12,425)
Net cash used in financing activities	(58,898)	(17,792)
Effect of exchange rate changes on cash and cash equivalents	(32)	(296)
Net decrease in cash and cash equivalents	(49,152)	(14,662)
Cash and cash equivalents – beginning of period	219,499	247,864
Cash and cash equivalents – end of period	$170,347	$233,202

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses
	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP operating expenses	$130,002	$110,448

Non-GAAP Adjustments	3,466	(6,952)

Adjusted operating expenses	$133,468	$103,496

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations
	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP income from operations	$97,896	$28,044

Non-GAAP Adjustments	(3,466)	7,564

Adjusted income from operations	$94,430	$35,608

Table 3 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes
	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP provision for income taxes	$23,360	$5,676

Non-GAAP Adjustments	(2,333)	1,819

Adjusted provision for income taxes	$21,027	$7,495

Table 4 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest
	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP net income attributable to noncontrolling interest	$80	$1,134

Non-GAAP Adjustments	—	24

Adjusted net income attributable to noncontrolling interest	$80	$1,158

Table 5 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.
	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP net income attributable to Steven Madden, Ltd.	$74,513	21,197

Non-GAAP Adjustments	(1,133)	5,721

Adjusted net income attributable to Steven Madden, Ltd.	$73,380	$26,918

GAAP diluted net income per share	$0.94	$0.26

Adjusted diluted net income per share	$0.92	$0.33

Adjusted diluted weighted average shares outstanding	79,663	81,889

Table 6 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in fiscal 2022 outlook
	Fiscal 2022 Outlook
	Low End	High End
GAAP diluted net income per share	$2.87	$2.97

Non-GAAP Adjustments	0.03	0.03

Adjusted diluted net income per share	$2.90	$3.00

Non-GAAP Adjustments include the items below.

For the first quarter of 2022:

•	$4.9 million pre-tax ($3.8 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$1.8 million pre-tax ($1.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
•	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.
•	$1.5 million tax expense in connection with a deferred tax adjustment.

For the first quarter of 2021:

•	$6.6 million pre-tax ($5.0 million after-tax) expense in connection with payments related to rent restructuring of various leases, included in operating expenses.
•	$0.9 million pre-tax ($0.7 million after-tax) benefit associated with a recovery of receivables in connection with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$0.6 million pre-tax ($0.4 million after-tax) expense associated with the impairment of fixed assets and lease right-of-use assets.
•	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.

For the fiscal year 2022 outlook:

•	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
•	$4.9 million pre-tax ($3.8 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.
•	$1.5 million tax expense in connection with a deferred tax adjustment.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com